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                                                                  EXHIBIT 10.17


          AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT,
                   TERM LOANS AGREEMENT AND SECURITY AGREEMENT

     This AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOANS AGREEMENT AND SECURITY AGREEMENT ("Agreement") is made as of May ___, 2001, by and between On-Site Sourcing, Inc., a Delaware corporation, having an address for its chief executive office and principal place of business at 1111 North Nineteenth Street, 6th Floor, Arlington, Virginia 22209 (the "Borrower"), and First Union National Bank, a national banking corporation, having an address at 1970 Chain Bridge Road, McLean, VA 22102 (the "Lender").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Lender entered into a certain Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement executed by the Borrower and the Lender dated as of March 21, 1997, as modified by that certain First Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of June 4, 1997, and as further modified by that certain First Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of April 28, 1998, and as further modified by that certain Second Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of April 30, 1999, and as further modified by that certain Third Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement, dated as of April 28, 2000, and as further modified by that certain Fourth Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement, dated as of June 12, 2000, and as further modified by that certain Fifth Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of June 28, 2000, and as further modified by that certain Sixth Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of November 15, 2000, and as further modified by that certain Seventh Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of November 29, 2000, and as further modified by that certain Eighth Modification of Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of January 31, 2001 (as so modified, the "Original Loan Agreement"), in which the Lender agreed to make a revolving line of credit facility available to the Borrower under which Lender would advance and readvance Loans not to exceed an aggregate principal balance of Seven Million and 00/100 Dollars ($7,000,000.00) outstanding at any time (the "Revolving Loan"); and

     WHEREAS, the Revolving Loan is evidenced by that certain Revolving Note dated March 21, 1997, as modified by a certain First Modification of Revolving Note dated as of April 28, 1998, as further modified by a certain Second Modification of Revolving Note dated as of April 30, 1999, and as further modified by a certain Third Modification of Revolving Note dated as of April 28, 2000, and as further modified by a certain Fourth Modification of Revolving Note dated as of November 29, 2000, and as further modified by a certain Fifth Modification of

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Revolving Note dated as of January 31, 2001 (as so modified, the "Original
Revolving Note"); and

     WHEREAS, the Original Loan Agreement also governs and secures (1) that certain term loan to Borrower and North Henry Street Realty Company, LLC, a Delaware limited liability company ("North Henry"), in the original principal amount of Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00), as evidenced by that certain Commercial Note executed by Borrower and North Henry dated as of November 15, 2000; and (2) that certain term loan to Borrower in the original principal amount of One Million One Hundred Twenty Five Thousand and 00/100 Dollars ($1,125,000.00), as evidenced by that certain Term Note dated June 12, 2000; and

     WHEREAS, pursuant to the terms of the Original Loan Agreement and the Original Revolving Note, and certain other agreements between the parties, the entire outstanding balance owing on the Revolving Loan became due and payable in full on May 31, 2001, and Borrower is not entitled to any further advances on the Revolving Loan after May 31, 2001; and

     WHEREAS, Borrower has requested that Lender modify the Original Loan Agreement to extend the Ending Date, as defined in the Original Loan Agreement, to May 31, 2002, and to modify the Original Revolving Note to reflect a new maturity date for the Revolving Loan of May 31, 2002; and

     WHEREAS, Lender has agreed to modify the Original Loan Agreement to extend the Ending Date to May 31, 2002, and for certain other purposes, including amending and restating the terms and provisions of the Original Loan Agreement pursuant to the terms and provisions hereafter set forth in this Agreement; and

     WHEREAS, Lender has agreed to modify the Original Revolving Note to reflect the new maturity date of May 31, 2002, and for certain other purposes, and to enter into an Amended and Restated Revolving Note, of even date, thereby amending and fully restating the terms and provisions of the Original Revolving Note; and

     WHEREAS, the Borrower and the Lender intend that this Agreement shall replace, amend, restate and supercede the Original Loan Agreement in its entirety as the document governing and securing the terms and conditions of the Revolving Loan and Term Loans.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree that the Original Loan Agreement is hereby modified and restated in its entirety, pursuant to the terms and provisions hereinafter set forth. The parties agree that the execution and delivery of this Agreement and the

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other documents executed in connection herewith, including without limitation the Amended and Restate Revolving Note, shall not be construed as a novation of the Loan Agreement or the other Loan Documents.

     ARTICLE 1. DEFINITIONS.

     1.1 DEFINED TERMS. Certain capitalized terms not otherwise defined herein are used in this Agreement with the following meanings, unless the context otherwise requires:

     a. "ACCOUNT" means collectively and includes any of the following, whether now owned or hereafter acquired by the Borrower: all present and future rights to payments for goods or other property sold, assigned, leased or otherwise disposed of, or for services rendered, whether or not earned by performance; all present and future rights to payments arising out of the licensing of computer hardware or software and systems; all accounts, contract rights, chattel paper, instruments and documents; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; together with all property included within the definitions of "accounts", and "documents" as presently or hereafter defined in the UCC.

     b. "ADVANCE" means an advance of funds under the Revolving Loan.

     c. "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.

     d. "AGREEMENT" means this Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement as the same may be amended, modified or supplemented from time to time.

     e. "ALLOWED AMOUNT OF ADVANCES" means the aggregate amount of all Advances of principal under the Revolving Loan permitted to be outstanding at any particular time under the Paragraph below titled "Allowed Amount of Advances."

     f. "ASSIGNMENT" means a direct assignment of Payments under Government Contracts, pursuant to and in compliance with the Assignment of Claims Act.

     g. "ASSIGNMENT OF CLAIMS ACT" means Title 31, United States Code ss. 3727, and Title 41, United States Code ss. 15, as revised or amended, and any rules or regulations issued

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pursuant thereto, and also shall be deemed to include any other laws, rules or regulations governing the assignment of payments under Government Contracts or claims against a Government.

     h. "BILLED" means that Borrower has submitted an invoice to a Customer requesting payment for goods or services provided by Borrower.

     i. "BORROWER" shall refer to On-Site Sourcing, Inc., a Delaware corporation.

     j. "BORROWING BASE" means Seventy Five percent (75%) of Borrower's Eligible Accounts. In the absence of manifest error, Lender's determination of the amount of the Borrowing Base shall be conclusive.

     k. "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Schedule 1.1 attached hereto and made a part hereof (or such subsequent form as the Lender shall require).

     l. "BORROWING DATE" means the date on which an Advance is made.

     m. "BUSINESS DAY" means any day that is not a Saturday, Sunday or banking holiday in the Commonwealth of Virginia.

     n. "CAPITAL LEASE" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     o. "CASH COLLATERAL ACCOUNT" means an account to be established by Lender in Borrower's name, with the Lender, for the purpose of receiving Payments, which shall constitute part of the Collateral unless and until disbursed to the Borrower or applied for the Borrower's account in accordance with this Agreement.

     p. "CASH FLOW" means the sum of the Borrower's net income, depreciation, amortization, and interest expense.

     q. "CHATTEL PAPER" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: any writing or writings, or record or records that evidence both a monetary obligation and any one or more of the following: a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, together with all other such items which are included within the definition of "chattel paper" as presently or hereafter defined in the UCC.

     r. "CLOSING DATE" means May ___, 2001.

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     s. "CODE" means the Internal Revenue Code of the United States, as amended.

     t. "COLLATERAL" means all of the personal property of the Borrower, wherever located, and now owned or hereafter acquired, including without limitation, all of the following kinds of property, now owned or hereafter acquired by the Borrower:

               1. all Accounts;

               2. all payments or rights to payment due or to become due under any Government Contract to which the Borrower is a party;

               3. all Deposit Accounts and other obligations or indebtedness owed to Borrower from whatever source arising, by Lender or any of Lender's Affiliates;

               4. all rights to receive any payment in money or in kind;

               5. all contract rights;

               6. all Instruments;

               7. all Inventory;

               8. all property, plant and Equipment;

               9. all Chattel Paper;

               10. all General Intangibles;

               11. all Letter-of-Credit Rights;

               12. all Supporting Obligations;

               13. all Investment Property;

               14. all books and records and computer hardware, software and systems;

               15. all policies of insurance and the proceeds thereof;

               16. all additions and accessions to and replacements of the collateral described above; and

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               17. all products and proceeds of all of the collateral described above.

     u. "COMMERCIAL ACCOUNTS" means all Accounts due from Customers other than the Government.

     v. "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Schedule 1.1 attached hereto and made a part hereof

     w. "CONTRA ACCOUNT" means an Account due from an account debtor to which the Borrower owes money.

     x. "CUSTOMER" means any governmental entity (federal, state, county, municipal or otherwise) or business entity (corporation, association, partnership, limited liability company or partnership, sole proprietorship or otherwise) or individual to which Borrower provides goods or services for compensation; however, certain individual agencies of the United States Government and certain branches of certain major corporations, as determined by the Lender in its sole discretion, shall be treated as Customers in their own right, separate and distinct from other such agencies or branches and from the United States Government or the corporation of which they are a part.

     y. "DEBT" means:

               1. indebtedness or liability for borrowed money, or for the deferred purchase price of property or services;

               2. obligations as a lessee under a Capital Lease;

               3. obligations to reimburse the issuer of letters of credit or acceptances;

               4. all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and

               5. obligations secured by any lien or Encumbrance on property owned by the Borrower.

     z. "DEED OF TRUST" means the Deed of Trust and Security Agreement, of even date, from North Henry Street Realty Company, LLC, a Delaware limited liability company to certain trustees, encumbering the Real Estate Collateral and securing the Loans.

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     aa. "DEPOSIT ACCOUNT"means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: a demand, time, savings, passbook, or similar account maintained with a bank, together with all other such items which are included within the definition of "deposit account" as presently or hereafter defined in the UCC.

     bb. "EBIT" means the Borrower's earnings before interest and taxes.

     cc. "EBITDA" means the Borrower's earnings before interest, taxes, depreciation and amortization.

     dd. "ELIGIBLE," when used to describe an Account, means that the Account conforms to the following criteria:

               1. the Account has been Billed;

               2. in the case of a Commercial Account, less than ninety-one (91) days have passed from the original billing date, or, in the case of a Government Account, less than one hundred and twenty-one (121) days have passed from the original billing date;;

               3. at Lender's option, in the case of a Government Account, Borrower has made an Assignment of all Payments due or to become due under the Government Contract giving rise to the Account;

               4. the Account arose from a bona fide sale of goods or services to a Customer; the goods or services have been delivered or provided to the Customer; Borrower possesses receipts from the Customer acknowledging delivery of the goods or performance of the services; and Customer has not returned or rejected the goods or services;

               5. the Account is based upon an enforceable written order or contract for goods or services;

               6. the Borrower's title to the Account is absolute and is not subject to any prior assignment, claim, escrow agreement or amendment; lien or security interest, and Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in the Account to the Lender;

               7. the amount shown on the books of Borrower and on any invoice, certificate, schedule or statement delivered to the Lender regarding the amount due on the Account is due and owing to Borrower;

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               8. the Account is not subject to any claim of reduction,
     counterclaim, set-off, recoupment or other defense in law or equity, or any claim for credits, allowances or adjustments by the Customer because of returned, inferior or damaged goods, unsatisfactory services or for any other reason;

               9. the Customer has not notified Borrower of any dispute concerning any of the goods or services giving rise to the Account, nor made claim that the goods or services fail to conform to the requirements of the Customer's order or contract, nor notified Borrower to cure any default under the Customer's order or contract;

               10. the Account does not arise out of a Customer's contract or order that by its terms forbids or makes void or unenforceable the Borrower's assignment of the Account to the Lender;

               11. the Borrower has not received any note, trade acceptance draft or other instrument tendered in payment of the Account;

               12. Borrower has not received any notice of the death of the Customer or any partner in a Customer that is a partnership; nor has Borrower received any notice of dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Customer;

               13. the Customer is not incorporated in any jurisdiction outside the United States and is not conducting its business primarily outside the United States;

               14. Borrower is not indebted in any manner to the Customer;

               15. no bond has been issued or is contemplated with respect to the goods or services furnished by the Borrower or with respect to the project or contract for which those goods or services were furnished; and

               16. the Account is not an Ineligible Account

In the event of any dispute, under the foregoing criteria, as to whether an Account is, or has ceased to be, an Eligible Account, the Lender's decision shall control.

     ee. "ENCUMBRANCE" means any mortgage, pledge, deed of trust, assignment, security interest, hypothecation, lien or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

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     ff. "ENDING DATE" means May 31, 2002.

     gg. "ENVIRONMENTAL LAWS" mean all laws relating to Hazardous Wastes, Toxic Substances or materials that might be emitted, released or discharged into the environment or other laws or regulations protecting the environment.

     hh. "EQUIPMENT" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all goods (other than farm products, consumer goods or inventory), equipment and fixtures, including, without limitation, computer hardware, computer software and systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items which are included within the definitions of "goods", "equipment" and "fixtures" as presently or hereafter defined in the UCC.

     ii. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     jj. "ERISA AFFILIATE" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

     kk. "EVENT OF DEFAULT" means any one of the events specified as an "Event of Default" under this Agreement.

     ll. "FUNDS FLOW COVERAGE RATIO" means (a) the Borrower's net profit, plus depreciation, plus amortization, minus dividends, withdrawals and non-cash income; divided by (b) the sum of the current maturities of long term debt plus capital lease obligations.

     mm. "GAAP" means generally accepted accounting principles in the United States of America.

     nn. "GENERAL INTANGIBLES" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, all present and future rights to payments arising out of the licensing of computer hardware and software and systems, all payment intangibles, any software or computer program and any supporting information provided in connection with a transaction relating to the program, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark

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applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification, together with all property which is included within the definition of "general intangibles" as as presently or hereafter defined in the UCC.

     oo. "GOVERNANCE DOCUMENTS" means the Borrower's Articles or Certificate of Incorporation and Bylaws or other documents or agreements affecting the Borrower's corporate governance.

     pp. "GOVERNMENT" means the government of the United States of America or the departments or agencies of the United States, but does not include the government of any state or the District of Columbia or any departments or agencies of any state or of the District of Columbia.

     qq. "GOVERNMENT ACCOUNTS" means all Accounts arising out of any Government Contract.

     rr. "GOVERNMENT CONTRACTS" means all contracts with a Government, including all renewals, extensions, modifications, change orders and amendments thereof and thereto.

     ss. "HAZARDOUS WASTES" mean all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., or applicable state law and any other applicable federal, state or local laws and their regulations now in force or hereafter enacted relating to hazardous wastes.

     tt. "INELIGIBLE ACCOUNTS" shall include the following Accounts:

               1. Accounts that do not conform with the criteria set forth for Eligible Accounts;

               2. An Account owing by any account debtor for which the Lender has deemed fifty percent (50%) or more of the account debtor's other Accounts to be non- Eligible; however, for purposes of this category of Ineligible Accounts, each Government Contract shall be treated as an individual Customer;

               3. Government Accounts arising under Government Contracts which contain an express prohibition against assignment of Borrower's rights to Payment;

               4. The last payment due on a Government Account, unless such Government Account arises from a Government Contract which is a "fixed price contract" (as defined in the Federal Acquisition Regulations) which does not include any provision for progress payments, incentive arrangements or price redetermination;

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               5. Contra Accounts;

               6. Accounts receivable from Affiliates or subsidiaries of the Borrower;

               7. Unbilled Accounts, including, but not limited to, progress payments, retainages, milestones and final payments; or

               8. Any Account deemed by the Lender, in the exercise of its sole and absolute discretion, to be an Ineligible Account because of uncertainty as to the creditworthiness of the Customer or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

However, Borrower may request that Lender regard as Eligible any Account that would otherwise be classified an Ineligible Account. Lender may grant or deny any such request in its sole discretion.

     uu. "INSTRUMENTS" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: any promissory note, or any negotiable instrument or any other writing that evidences a right to payment of a monetary obligation and is not itself a security agreement or lease, and may be transferred by delivery with any necessary endorsement or assignment, together with all property included within the definition of "instruments"as presently or hereafter defined in the UCC.

     vv. "INTELLECTUAL PROPERTY" shall mean all patents, licenses, trade names, trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietary technology, know-how, trade secrets or other intellectual property rights owned or used by the Borrower or any subsidiary in the operation of their respective businesses.

     ww. "INTEREST COVERAGE RATIO" means EBIT divided by the Borrower's interest expense.

     xx. "INVENTORY" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all goods held or intended for sale or lease by the Borrower, or furnished or to be furnished under contracts of service, all raw materials, work in process, finished goods, all software or computer programs embedded in goods and all supporting information provided in connection with a transaction related to the programs, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property included within the definition of "inventory" as presently or hereafter defined in the UCC.

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     yy. "INVESTMENT PROPERTY" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all securities owned by Borrower, whether certificated or uncertificated, and all securities entitlements, securities accounts, commodity contracts, or commodity accounts of Borrower, together with all property included within the definition of "investment property"as presently or hereafter defined in the UCC.

     zz. "ITEM" means any "item" as defined in Section 4-104 of the Uniform Commercial Code, to include, without exclusion or limitation, checks, drafts, money orders or other media by which Payment may be made.

     aaa. "LENDER" means First Union National Bank and its successors and assigns.

     bbb. "LETTER-OF-CREDIT RIGHTS" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: any and all rights of Borrower to payment or performance under a letter of credit, together with all property included within the definition of "letter-of-credit rights"as presently or hereafter defined in the UCC.

     ccc. "LOANS" means the Revolving Loan and the Term Loans.

     ddd. "LOAN DOCUMENTS" mean this Agreement, the Revolving Note, the Term Note #1, the Term Note #2, the Deed of Trust or any other document executed by the Borrower or any other Person evidencing, securing, guaranteeing or relating to the Revolving Loan or the Term Loans, as such documents or instruments may be amended, modified or extended from time to time.

     eee. "MAXIMUM REVOLVING COMMITMENT AMOUNT" means Seven Million and 00/100 Dollars ($7,000,000.00), or such lesser amount that Borrower may request as hereinafter provided.

     fff. "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

     ggg. "MULTIPLE EMPLOYER PLAN" means a Plan which the Borrower or any of its subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower or any of its subsidiaries or any ERISA Affiliate are contributing sponsors.

     hhh. "NOTES" mean the Term Notes and Revolving Note.

     iii. "OPERATING ACCOUNT" means a demand deposit account to be established by the Borrower with the Lender for the Borrower's use in connection with its business operations and with the Revolving Loan.

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     jjj. "PAYMENT" or "PAYMENTS" means any check, draft, cash or any other remittance or credit in payment or on account of any or all of the Accounts.

     kkk. "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

     lll. "PERSON" means any individual, partnership, association, trust, corporation, limited liability company or partnership, or other entity.

     mmm. "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any of its subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     nnn. "REAL ESTATE COLLATERAL" means the land and improvements encumbered by the Deed of Trust, said land and improvements being briefly described as 800, 802, 806, 810, 814, 822, 828, 832, 834, 838 and 840 North Henry Street,
Alexandria, Virginia and more fully described in the Deed of Trust.

     ooo. "REPORTABLE EVENT" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

     ppp. "REVOLVING LOAN" means the Revolving Loan facility made available by Lender to Borrower pursuant to this Agreement in the maximum principal amount of Seven Million and 00/100 Dollars ($7,000,000.00), evidenced by the Revolving Note.

     qqq. "REVOLVING NOTE" means the Amended and Restated Revolving Note executed by Borrower, of even date, in the amount of Seven Million and 00/100 Dollars ($7,000,000.00), payable to the order of the Lender, and evidencing Borrower's obligation to repay the Revolving Loan.

     rrr. "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     sss. "SUPPORTING OBLIGATIONS" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: any Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, a Chattel Paper, a document, a General Intangible, an Instrument, or Investment Property, together with all property included within the definition of "supporting obligations" as presently or hereafter defined in the UCC.

     ttt. "SWAP AGREEMENT" means the interest rate swap agreement, dated as of March 7, 1997, by and between the Borrower and the Lender or any Affiliate of the Lender.

     uuu. "TANGIBLE NET WORTH" means the excess of the Borrower's total assets over its total liabilities. In determining Tangible Net Worth, total assets shall exclude (a) treasury stock; (b) obligations of officers, directors, employees, Affiliates, shareholders or subsidiaries of the Borrower; (c) intangibles (including, without limitation, patent applications, copyrights, trademarks, trade names, research and development costs, capitalized software development costs and organizational expenses); (d) goodwill; and (e) any investments by Borrower in corporations, limited liability companies or partnerships, partnerships, joint ventures or any other entities (other than Borrower's One Hundred Percent (100%) ownership interest in North Henry Street Realty Company, LLC, a Delaware limited liability company).

     vvv. "TERM LOAN #1" means the Term Loan facility made available by Lender to Borrower and North Henry Street Realty Company, LLC, a Delaware limited liability company, in the original principal amount of Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00) evidenced by Term Note #1.

     www. "TERM LOAN #2" means the Term Loan facility made available by Lender to Borrower, in the original principal amount of One Million One Hundred Twenty Five Thousand and 00/100 Dollars ($1,125,000.00) evidenced by Term Note #2.

     xxx. "TERM LOANS" means Term Loan #1 and Term Loan#2, jointly and severally.

     yyy. "TERM NOTE #1" means the Commercial Note executed by Borrower and North Henry Street Realty Company, LLC, a Delaware limited liability company, dated November 15, 2000, in the amount of Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00), payable to the order of the Lender, and evidencing the obligation of Borrower and North Henry Street Realty Company, LLC to repay Term Loan #1.

     zzz. "TERM NOTE #2" means the Term Note executed by Borrower, in the amount of One Million One Hundred Twenty Five Thousand and 00/100 Dollars ($1,125,000.00), payable to the order of the Lender, and evidencing the obligation of Borrower to repay Term Loan #2.

     aaaa. "TERM NOTES" mean Term Note #1 and Term Note#2, jointly and severally.

     bbbb. "TERMINATION EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(vi) the complete or partial withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

     cccc. "TOXIC SUBSTANCES" mean any materials which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints.

     dddd. "UCC" means the Uniform Commercial Code in effect in the various state or states as set forth in Section 1.4 of this Agreement.

     1.2 ACCOUNTING TERMS. Accounting terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided in this Agreement, all financial computations made pursuant to this Agreement and all financial reports provided to the Lender shall be made in accordance with GAAP, consistently applied. Except as otherwise provided in this Agreement, whenever this Agreement refers to a balance sheet, financial statement or the information contained in a balance sheet or other financial statement, the Agreement shall be construed to refer to most recent consolidated balance sheet or other financial statement that Borrower has provided to the Lender.

     1.3 USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any certificate, report or other document made or delivered in connection with this Agreement, unless otherwise set forth therein.

     1.4 UCC TERMS. Terms that incorporate definitions provided in the Uniform Commercial Code shall have such meanings as are mandated by the Uniform Commercial Code in effect in the state or states applicable for the determination of such meanings. Terms not otherwise defined herein and not incorporating a definition under the Uniform Commercial Code of any particular state, but which are defined in the Uniform Commercial Code as adopted by the Commonwealth of Virginia, shall have the meanings ascribed to them under the Uniform Commercial Code as adopted by the Commonwealth of Virginia.

     ARTICLE 2. LOANS.

     2.1 REVOLVING LINE OF CREDIT. The Lender agrees to extend the Revolving Loan to Borrower, subject to the terms and conditions of this Agreement. Until the Ending Date, Borrower may borrow, repay and reborrow Advances in accordance with this Agreement.

     a. ALLOWED AMOUNT OF ADVANCES. The aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (i) the Maximum Revolving Commitment Amount or (ii) the Borrowing Base.

     b. MANDATORY PREPAYMENTS. If the principal outstanding under the Revolving Loan, at any time exceeds the Allowed Amount of Advances, then Borrower shall make an immediate payment of principal under the Revolving Loan in an amount sufficient that the principal outstanding under the Revolving Loan will no longer exceed the Allowed Amount of Advances.

     c. PROCEDURE FOR ADVANCES. Borrower may request Advances by telephone through its employees or agents, as hereinafter provided. Each Advance request must be received by Lender not later than 1:00 p.m. (Eastern Standard time) on the date the Advance is to be made and must specify the amount of the Advance. Lender shall deposit the Advance into Borrower's Operating Account if Borrower is entitled to the Advance, subject to the terms and conditions of this Agreement.

     2.2 REPAYMENT OF REVOLVING LOAN. Borrower promises to repay the Revolving Loan, with interest, at the time and in the manner and in accordance with the terms provided in the Revolving Note.

     2.3 USE OF REVOLVING LOAN PROCEEDS. The proceeds of the Revolving Loan shall be used for working capital and to finance the performance of Government Contracts, and for no other purpose.

     2.4 REVOLVING LOAN FEES. Borrower promises to pay Lender the following fees in consideration of entering into this Agreement. These fees are in addition to interest payable under the Revolving Note or Term Notes:

     a. an up front fee of $24,500.00, payable on the Closing Date, with an additional $10,500.00 fee payable if and at the time that (a) any Event of Default has occurred under this Agreement or (b) any further modification to this Agreement is agreed to by the parties; provided that the $10,500.00 fee shall not be due if both events (a) and (b) fail to occur before December 31, 2001.

     b. a fee of $2,500.00 for each field examination performed by the Lender or its agents, for one (1) field examination per year. However, the Lender shall have the right to perform such additional field examinations at any time, in its sole discretion. Each additional field examination will be at Lender's own expense if no Event of Default has occurred and remains uncured at the time of the additional field examination, but shall be at the Borrower's expense if an Event of Default has occurred and remains uncured at the time of the additional field examination.

If, prior to the maturity date of the Term Notes, the Revolving Loan is terminated or not renewed on its Ending Date (as the same may have been extended from time to time by mutual agreement), then, at Lender's option, the entire unpaid principal balance under the Term Notes, together with accrued interest and any other charges under the Term Notes, shall become immediately due and payable.

     2.5 REPAYMENT OF TERM LOANS. The Borrower promises to repay the Term Loans, with interest, at the time and in the manner provided in the Term Notes.

     ARTICLE 3. CONDITIONS PRECEDENT TO LOANS.

     3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Lender to make any Advance under the Revolving Loan is subject to the satisfaction (in the sole judgment of the Lender) of the following conditions on or before the Closing Date:

     a. REPRESENTATIONS AND WARRANTIES; COMPLIANCE. All representations and warranties made by Borrower in or in connection with this Agreement or any of the other Loan Documents or otherwise made in writing in connection with this Agreement shall be true and correct on the Closing Date, and the Borrower shall have performed all of the promises or undertakings under this Agreement and satisfied all of the conditions of this Agreement that the Borrower was required to perform or to satisfy as of the Closing Date.

     b. DOCUMENTS CONCERNING THE BORROWER. Borrower shall deliver to the Lender copies of all documents requested by the Lender, including a complete, correct and current copy of the Borrower's Articles of Incorporation, certified by the Secretary of State of the Borrower's state of incorporation; a complete, correct and current copy of its Bylaws, certified by Borrower's corporate secretary; a complete, correct and current copy of all resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents, certified by Borrower's corporate secretary; and appropriate certificates of incumbency for those officers of Borrower executing this Agreement or any of the other Loan Documents, certified by Borrower's corporate secretary and president. In addition, the following documents and materials shall have been delivered to the Lender, and must be satisfactory to the Lender in form and substance:

               1. all supporting documentation with regard to the Borrower, or the Revolving Loan or Term Loans as the Lender may require;

               2. such additional information, instruments, opinions, documents, certificates and reports relating to the Borrower or the Collateral as the Lender may deem necessary; and

               3. such lien releases or termination statements as Lender may deem necessary to remove any Encumbrances on the Collateral.

     c. EXECUTED NOTES AND LOAN DOCUMENTS. Borrower shall deliver to the Lender, fully executed: this Agreement, the Revolving Note, Assignments of Government Contracts, UCC-1 Financing Statements and such other documents, instruments and certificates as the Lender may reasonably require, in form and substance satisfactory to the Lender. All taxes, fees and charges with respect to the preparation, filing and recording of the Loan Documents shall have been paid by Borrower.

     d. LANDLORD AND MORTGAGEE WAIVERS. The Lender shall have received such landlord and mortgagee waivers as it shall request with respect to any of the Borrower's landlords or mortgagees which could claim an interest in any Collateral as a remedy for a default under any lease, mortgage or deed of trust.

     e. FINANCING STATEMENTS. All Financing Statements deemed necessary by the Lender to perfect its security interest in the Collateral or any other collateral securing the Loans.

     f. LEGAL OPINION. Borrower shall deliver to the Lender a written opinion or opinions of legal counsel for Borrower dated the Closing Date and addressed to the Lender, which opinions must be in form and content satisfactory to the Lender. Without limiting the generality of the foregoing, the opinion or opinions must address the Borrower's organization, existence, power, good standing and authority and as to the validity, binding effect and enforceability of the Loan Documents, including the existence, validity, enforceability, attachment, perfection, and binding effect of any security interest, lien or assignment being granted by Borrower or other Person providing Collateral to Lender with respect to the Collateral.

     g. OPERATING ACCOUNT. The Borrower shall establish the Operating Account with the Lender.

     h. COMPLIANCE WITH COVENANTS. Borrower shall establish to Lender's satisfaction that the Advance will not cause Borrower to cease to comply with Borrower's financial covenants as set forth hereinafter.

     i. BORROWING BASE CERTIFICATE. Borrower shall deliver to the Lender a Borrowing Base Certificate dated the Closing Date with supporting schedules attached thereto, including without limitation, current Accounts Receivable and Accounts Payable reports.

     3.2 FUTURE ADVANCES. The obligation of the Lender to make any Advance under the Revolving Loan subsequent to the Closing Date is further conditional on:

     a. CONDITIONS OF FIRST ADVANCE REMAIN SATISFIED. The Lender shall have determined, in its sole judgment, that the conditions precedent to the first Advance are satisfied as of the Borrowing Date for the subsequent Advance; the Loan Documents shall remain in full force and effect; and neither the Borrower nor any Person providing Collateral or a guaranty shall have purported to terminate any of the Loan Documents or notified Lender of an intention not to perform under any applicable Loan Document;

     b. BORROWING BASE CERTIFICATE. The Lender shall have received a Borrowing Base Certificate, executed by a duly authorized officer of the Borrower with supporting updated schedules attached thereto;

     c. REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall be true and correct at the date of such disbursement;

     d. NO MATERIAL ADVERSE CHANGE. The Lender shall have determined, in its sole discretion, that no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the most recent financial statements furnished to the Lender prior to the Closing Date; and

     e. NO DEFAULT. No Event of Default has occurred and remains uncured, and no event has occurred or circumstance exists which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

     3.3 LENDER'S RIGHT TO RELY ON COMMUNICATIONS. The Borrower authorizes the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or agent of the Borrower. The Borrower acknowledges that the transmission between the Borrower and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures as Borrower deems necessary to protect its interests. The Borrower hereby assumes all risk of loss arising out of: (i) the Lender's acceptance, reliance on, compliance with or observation of any such instructions, requests, confirmations or orders that Lender, in good faith, believes are genuine; and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct. Borrower agrees to indemnify Lender and to hold Lender harmless for and from all claims, demands, suits, actions, judgments, decrees, losses or damages, including attorneys fees and expenses, that Lender may incur as a result of the foregoing events or occurrences for which the Borrower has assumed the risk of loss.

     ARTICLE 4. SECURITY.

     4.1 GRANT OF SECURITY INTEREST. As security for (i) the payment of the Loans, and any other extensions of credit, loans, letters of credit or other financial accommodations now or hereafter made by the Lender for the benefit of the Borrower, and (ii) for the performance of the Borrower's obligations under or in connection with the Swap Agreement or any other interest rate swap agreement as defined in 11 U.S.C. ss.101 by and between the Borrower and the Lender or any Affiliate of the Lender (whether absolute or contingent and whether now or hereafter becoming due or owing), and (iii) for any other liability or obligation of Borrower to Lender whether now or hereafter existing, of every kind and description, whether or not evidenced by notes or other Instruments, and whether or not such liability or obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, the Borrower hereby assigns, grants and conveys to the Lender a security interest in the Collateral. Proceeds of the Collateral shall be allocated PARI PASSU among the Loans and any outstanding interest rate swap agreements. The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable law and this Agreement. The Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings or perform any and all acts as are necessary in the opinion of the Lender to perfect, maintain and protect the security interest hereby granted. Except as otherwise set forth in this Agreement, Lender does not authorize and Borrower agrees that it shall not take any of the following actions without the prior written consent of Lender:
(a) sell, lease, license, transfer, exchange or otherwise dispose of any of the Collateral; or (b) mortgage, pledge, lien, assign, grant a security interest or otherwise encumber any of the Collateral.

     4.2 COVENANTS REGARDING INVENTORY AND EQUIPMENT. With regard to Collateral that constitutes Inventory or Equipment, the Borrower further covenants as follows:

     a. The Borrower shall not permit any of the Equipment or other Collateral to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained by any owner or mortgagee of such real estate.

     b. The Lender's security interest shall extend and attach to Inventory which is presently in existence and is owned by the Borrower or in which the Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Borrower's constructive, actual or exclusive occupancy or possession or not, and wherever the same may be located, including, without limitation, all Inventory which may be located at the premises of the Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

     c. Upon sale, exchange, lease or disposition of the Inventory or Equipment, the security interest of the Lender shall without break in continuity and without further formality or act continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by either the Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

     4.3 CERTAIN RIGHTS OF THE LENDER. The Lender shall have the right, but not the obligation, (i) to pay any taxes or levies on the Collateral or any costs to repair or to preserve the Collateral; and (ii) to cure any defaults by Borrower on contracts by the Borrower intended to give rise to Accounts. Such payments and the costs of curing such defaults shall constitute Advances under the Revolving Note and shall be secured pursuant to this Agreement, irrespective of whether the Borrower would then be entitled to such Advances under this Agreement.

     4.4 FINANCING STATEMENTS; POSSESSION OF COLLATERAL BY LENDER; CONTROL. At the request of the Lender, Borrower will execute financing statements, continuation statements and other documents with respect to the Collateral pursuant to the Uniform Commercial Code or otherwise, in form satisfactory to the Lender, and Borrower will pay the cost of filing the same in all public offices wherever the Lender deems filing to be necessary or desirable. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement, provided however, that it shall not limit the obligations of Borrower as previously set forth herein. Borrower grants the Lender the right, and irrevocably authorizes the Lender, at the Lender's option, to file any or all such financing statements, continuation statements and other documents pursuant to the Uniform Commercial Code and otherwise, without Borrower's signature, and irrevocably appoints the Lender as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue the security interests conferred by this Agreement.

In addition, upon request of Lender, Borrower shall immediately deliver to Lender, or authorize and direct any and all Persons in possession of Collateral, to immediately deliver to Lender all Collateral for which Lender requires possession to perfect its security interest in such Collateral, properly endorsed or acknowledged. Furthermore, Borrower shall take all such actions as may be requested by Lender to allow Lender to exercise control over any Collateral for the purpose of allowing Lender to perfect its security interest in Collateral which Collateral may include Deposit Accounts, Investment Property, Letter-of-Credit Rights and electronic Chattel Paper. Borrower shall execute and deliver to Lender, and have any other Persons in possession or control of Collateral, execute and deliver to Lender, control or other agreements, in form and substance satisfactory to Lender.

     4.5 RECORDS OF COLLATERAL; INFORMATION. Borrower at all times will maintain accurate books and records covering the Collateral. Borrower immediately will mark all books and records with an entry showing the absolute assignment of and granting of a security interest in all Collateral to Lender, and hereby grants the Lender the right to audit the books and records of Borrower relating to Collateral at any time and from time to time. Borrower shall (i) promptly furnish the Lender with any information with respect to Collateral requested by Lender; (ii) allow the Lender or its representatives to inspect the Collateral, at any time and wherever located and in whomever's possession the Collateral may be, and to inspect and copy, or furnish the Lender or its representatives with copies of all records relating to the Collateral;
(iii) furnish the Lender or its representatives such information as the Lender may request to identify the Collateral, at the time and in the form requested by Lender; and (iv) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of the Collateral and payment for the Collateral.

     4.6 NO RELEASE. No injury to the Collateral, loss or destruction of the Collateral, failure to perfect or to continue the perfection of Lender's security interest in the Collateral, or release of Lender's security interest in the Collateral, or any part of it, shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents. Borrower expressly waives all defenses based on suretyship or impairment of collateral, and shall not be released or discharged of any obligation under the Loan Documents, in whole or in part, by Lender's failure to protect or preserve the Collateral. No Person, in deciding to enter into this Loan Agreement, has relied on the execution of this Loan Agreement or the granting of a security interest in Collateral by any other Person. Each Person comprised by the term Borrower waives notice of any change in financial condition of any Person liable for the Loans or any part thereof, and agrees that maturity of the Loans or any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to the Person and without affecting Lender's security interest in the Collateral. Lender shall not be required to bring any action against any other Person or to resort to any other security or to any balance of any deposit account as a condition of enforcing its rights against any of the Collateral.

     4.7 ASSIGNMENT OF PAYMENTS UNDER CERTAIN GOVERNMENT CONTRACTS AND GOVERNMENT ACCOUNTS. On the Closing Date, and thereafter upon the creation of any Government Contract or Government Account, Borrower shall, at Lender's option, execute and deliver to the Lender specific Assignments of Payments due or to become due with respect to any Government Account designated by the Lender. Borrower shall execute and deliver any and all documents and take any and all steps necessary to provide the Lender with an Assignment. The separate Assignment to the Lender of a right to payment under specific Government Contracts, as contemplated under this Section, shall not be deemed to limit the Lender's security interest to Payments under those particular Government Contracts and the related Government Accounts, but rather the Lender's security interest, as stated above, shall extend to Payments under any and all Government Contracts and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by Borrower.

     4.8 ADDITIONAL REMEDY FOR FAILURE TO ASSIGN PAYMENTS. Borrower acknowledges that the Lender will be irreparably harmed if Borrower fails to assign Payments due or to become due under any Government Contract when required by this Agreement, and that the Lender shall have no adequate remedy at law. Therefore, the Borrower agrees that the Lender shall be entitled to the following remedies, in addition to all other remedies allowed by law or under this Agreement,

     a. an injunction compelling Borrower's compliance with the provisions of this Agreement requiring the Borrower to assign Payments due or to become due under any Government Contract;

     b. the appointment of a receiver, with instructions that the receiver shall comply, in the Borrower's name and on its behalf, with the provisions of this Agreement requiring the Borrower to assign Payments due or to become due under any Government Contract; and

     c. such other or further equitable relief as may be necessary or desirable to secure to Lender the benefits of the rights of an assignee under the Assignment of Claims Act.

     4.9 INDEMNIFICATION; RISK OF LOSS. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrower will defend, indemnify and keep the Lender harmless from and against all expense, loss or damage (including reasonable attorneys' fees) suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of account debtor or other obligor of the Borrower. The foregoing obligation of the Borrower to indemnify the Lender shall survive the payment of the Loans and the termination of this Agreement, but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

In addition, the risk of any loss or damage associated with the Collateral, including without limitation, any Collateral in the possession of Lender shall be borne by the Borrower; provided, that Lender shall be responsible for any loss resulting from Lender's gross negligence or willful misconduct. In the event that Lender is in possession of Collateral, (a) Borrower shall be liable to Lender and shall pay to Lender, upon demand, all reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use or operation of the Collateral, and all such expenses shall be secured by the Collateral; and (b) Lender may use and operate the Collateral, as determined in its sole and absolute discretion, (i) to preserve the Collateral or its value, (ii) as permitted by an order of a court having competent jurisdiction, or (iii) as otherwise set forth herein or as previously or hereafter agreed to by Borrower. Notwithstanding anything in this Agreement to the contrary, Lender shall have no duty and be under no obligation to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

     ARTICLE 5. BORROWER'S REPRESENTATIONS AND WARRANTIES.

     To induce the Lender to enter into this Agreement and to extend the Revolving Loan to Borrower, Borrower makes the following representations and warranties to the Lender. These representations and warranties are continuing, and each request for an Advance shall be deemed to be an affirmation of these representations and warranties as of the date of the most recent Borrowing Base Certificate submitted prior to the request.

     5.1 CORPORATE AUTHORITY; SUBSIDIARIES. Each Person encompassed by the definition of Borrower (i) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation as shown on
SCHEDULE 5.1-1, and the exact legal name of the Borrower is as set forth above in the definition of Borrower; (ii) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (iii) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). Borrower has no subsidiaries other than those previously disclosed in writing to the Lender. Each of the Persons comprised by the term Borrower maintains it chief executive office at the location stated in
SCHEDULE 5.1-1 attached hereto and made a part hereof.

     5.2 APPROVALS. Borrower has provided Lender with a true and accurate certificate of a Resolution of the Borrower's Board of Directors authorizing the loan transactions contemplated by this Agreement. No further approval, consent or other action by the stockholders of Borrower, by any governmental authority or by any other Person is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.

     5.3 BINDING EFFECT, NO VIOLATIONS. Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery and performance of the Loan Documents will not (i) violate, conflict with or constitute a default (with due notice, lapse of time or both) under any law, regulation, order or any other requirement of any court, tribunal, arbitrator or governmental authority, any terms of the Articles or Certificate of Incorporation or Bylaws of Borrower, or any contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (ii) result in the creation, imposition or acceleration of any indebtedness or any Encumbrance of any nature upon, or with respect to, Borrower or any of its properties, except such Encumbrances in favor of Lender.

     5.4 LITIGATION. Except as set forth in SCHEDULE 5.4 attached hereto and made a part hereof, there is no claim, litigation, proceeding or investigation pending, threatened or reasonably anticipated against or affecting Borrower, its properties or business, this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator or governmental authority, and there is no possibility of any judgment, liability or award which reasonably may be expected to result in any material adverse change in the business, operations, prospects, properties or assets or condition, financial or otherwise, of Borrower. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, arbitrator or arbitration panel.

     5.5 TITLE TO AND CONDITION OF ASSETS. The Borrower has good, valid and marketable title to all of its properties and assets (whether real or personal) and has the power to transfer its rights and interest in the Collateral, and there exist no Encumbrances on any of Borrower's properties or assets, including without limitation, the Collateral. All personal property of Borrower is in good operating condition and repair, and is suitable and adequate for the uses for which it is being used. Upon the execution and delivery of this Agreement, and upon (a) the filing of financing statements, (b) the Lender's taking possession of the Collateral, (c) Lender's receipt of a satisfactory acknowledgment from a Person in possession of any Collateral that such Collateral is in the possession of such Person and is being held for the benefit of Lender, or (d) Lender obtaining satisfactory control over any of the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper or such other Collateral for which control is required to perfect a security interest (as control is defined in the UCC), as the case may be, the Lender will have a good, valid and perfected first priority lien and security interest in the Collateral, subject to no Encumbrance in favor of any other Person.

     5.6 LOAN APPLICATION. The statements made and the documents delivered by Borrower to the Lender in connection with its application for the Revolving Loan and Term Loans and in connection with this Agreement and the other Loan Documents are true, correct and complete, in all material respects, omit no material facts, are not misleading, and present fairly the condition (financial or otherwise) of Borrower. Borrower certifies further that the information set forth in the Borrower Information Statement attached hereto as SCHEDULE 5.1-1 is true, accurate and complete as of the date of this Agreement.

     5.7 NO CHANGE. No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent financial statements submitted to the Lender by Borrower, which change might adversely affect the ability of Borrower to perform or comply with all terms, conditions and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated by this Agreement or the other Loan Documents.

     5.8 TAXES. Borrower has timely filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other government charges imposed upon it or its income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and Borrower has timely filed all claims for refunds to which Borrower is entitled. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of Borrower provided to the Lender are sufficient for the payment of all unpaid federal, state, county and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto, and for which Borrower may be liable in its own right or as a transferee of the assets of, or as successor to, any other Person.

     5.9 NO DEFAULT. No Event of Default, and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

     5.10 COMPLIANCE WITH LAWS, GOVERNANCE DOCUMENTS AND AGREEMENTS. Borrower has complied and is in full compliance with all applicable laws, ordinances, rules, regulations, orders and other requirements of any governmental authority or arbitrator, and with all terms and conditions of its Governance Documents, and with each agreement binding upon or affecting Borrower or any of its properties. Borrower is not in default with respect to any Debt. Borrower will take all necessary actions to remain in full compliance with such laws, ordinances, rules, regulations, orders and any other requirements, the Governance Documents and all other agreements. Should Borrower be deemed by any governmental authority or deem itself to be in violation of any relevant law, ordinance, rule, regulation, orders or other requirement, Governance Document or agreement, Borrower shall notify the Lender promptly of such violation and take all necessary remedial actions. Without limiting the generality of the foregoing, Borrower represents to Lender that: (1) Borrower has previously disclosed to Lender all of Borrower's activities that involve the use, manufacturing, storage, disposal, emission, discharge, generation or transportation of Hazardous Wastes, Toxic Substances or other materials regulated by Environmental Laws; (2) Borrower has complied and is in full compliance with all Environmental Laws; (3) Borrower maintains in full force and effect all permits required by Environmental Laws; and (4) there exists no pending or threatened litigation, order, ruling, notice or investigation regarding the Borrower's use, manufacturing, storage, disposal, emission, discharge generation or transportation of Hazardous Wastes or Toxic Substances or regarding any violation or alleged violation of any Environmental Laws.

     5.11 LICENSES AND CONTRACTS. All franchises, licenses, trademarks, trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate Borrower's business as it currently is being operated and to own or lease Borrower's property have been obtained, are in effect, have been complied with in all material respects by Borrower, are free from challenge, and are fully assignable to the Lender for the purpose of securing the Revolving Loan and Term Loans. Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.

     5.12 INTELLECTUAL PROPERTY. The Borrower owns all right, title and interest in and to all Intellectual Property used in and material to the operation of its business or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. The Borrower has no reason to believe that any valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against the Borrower or any subsidiary. To the best knowledge of the Borrower, no Person is infringing upon the Intellectual Property used by the Borrower or any subsidiary material to the operation of their respective businesses. The Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all subsidiaries' rights in and to such Intellectual Property and to prevent others from using such Intellectual Property without consent.

     5.13 DISCLOSURE. No representation or warranty of Borrower contained in this Agreement or any of the Loan Documents and no written statement of fact furnished or to be furnished by Borrower to the Lender pursuant to this Agreement or any of the Loan Documents, when viewed together, contains or will contain any untrue statement of a fact material to the financial condition of Borrower, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, or furnished herewith or therewith, not misleading.

     5.14 TRADE NAME; MERGER. Except as shown in SCHEDULE 5.1-1 attached hereto and made a part hereof, during the five years immediately preceding the date of this Agreement: (1) neither the Borrower nor any predecessor of the Borrower has used any corporate or fictitious name other than its current corporate name; (2) Borrower has not changed its name, or been the surviving entity in a merger or acquired any business; and (3) Borrower has not utilized and does not utilize any trade name or trade names in the conduct of its business.

     5.15 PAYMENT OF EMPLOYEES AND SUBCONTRACTORS. Borrower is not in default with regard to the payment of any employee or subcontractor.

     5.16 ERISA Borrower is in compliance with Borrower's obligations under ERISA. Without limiting the generality of the foregoing:

     a. During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Borrower's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     b. The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

     c. Neither the Borrower nor any of its subsidiaries nor any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent or terminated.

     d. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

     5.17 GOVERNMENT CONTRACTS. Borrower is not currently in default as to the terms of any Government Contract, and no Government Contract has been canceled or terminated by the Government in the past ten years. No Government Contract for which Payments have been assigned to the Lender as Collateral is dependent on appropriations, except as previously disclosed to the Lender in writing.

     5.18 NO DEBARMENT. Borrower is not subject to any pending or threatened debarment proceedings.

     5.19 ASSIGNMENT OF PAYMENTS. Borrower has the right to assign to Lender all Payments due or to become due under each of Borrower's Government Contracts (except Payments under Borrower's Government Contract which are not assignable, as disclosed in writing by Borrower to Lender [a] prior to the execution of this Agreement or [b] promptly upon execution of each such Government Contract entered into after the date of this Agreement), and there exists no uncancelled prior Assignment of Payments under any of Borrower's Government Contracts.

     5.20 ASSIGNMENT OF CLAIMS ACT. Borrower is now in compliance and hereby covenants and agrees that Borrower will in the future comply with any and all of the requirements of the Assignment of Claims Act, where such statutes are applicable to any Government Contract, and shall take all such other action as may be necessary to facilitate the direct assignment to the

Lender of the Payments due or to become due under any Government Contract and the creation and perfection of the Lender's security interest in such Payments.

     ARTICLE 6. BORROWER'S AFFIRMATIVE COVENANTS.

     Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall:

     6.1 PAYMENT OF REVOLVING LOAN AND TERM LOANS. Punctually make the payments on the Revolving Loan and the Term Loans at the times and places and in the manner specified in the Revolving Note and the Term Notes.

     6.2 CORPORATE EXISTENCE. Preserve, maintain and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation.

     6.3 CORPORATE RIGHTS AND FRANCHISES; QUALIFICATION; ORDERLY CONDUCT OF BUSINESS. Preserve, maintain and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements and contracts material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its activities and ownership of property; continue to engage in a business of the same general type as now conducted by it; and conduct such business in an orderly, efficient and regular manner consistent with the conduct of its business prior to the date of this Agreement.

     6.4 TAXES, CHARGES AND OBLIGATIONS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; however, Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (i) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (ii) Borrower sets aside on its books adequate reserves therefor, and (iii) in the case where any such tax, assessment, charge, claim or levy might become an Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to the Lender to secure the payment thereof.

     6.5 MAINTENANCE OF PROPERTY. Preserve and keep all property used or useful in its business, including without limitation, the Collateral, in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements thereof.

     6.6 INSURANCE. Maintain and keep in full force and effect, with financially sound and reputable insurance companies acceptable to the Lender, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates (but in any event, casualty insurance covering the Borrower's tangible personal property and real estate for their full replacement value and comprehensive public liability insurance coverage with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for any one occurrence and Three Million and 00/100 Dollars ($3,000,000.00) for the aggregate of all occurrences during a policy period of no more than one (1) year), all such insurance policies to be in form and substance satisfactory to the Lender. If requested by the Lender, Borrower shall also procure, maintain and keep in full force and effect business interruption insurance in an amount, in form and issued by companies acceptable to the Lender in all respects. All liability insurance policies shall name the Lender as an additional insured, and all casualty insurance or business interruption insurance policies shall name Lender as the loss payee. All insurance policies shall prohibit cancellation (including cancellation for nonpayment of premium) or reduction of coverage except with thirty (30) days' prior written notice to and consent of the Lender. At least thirty (30) days prior to the expiration date of each and every insurance policy required by this Agreement, Borrower shall obtain and deliver to the Lender a renewal or substitution policy in form and substance satisfactory to the Lender.

     6.7 CONTRACT OBLIGATIONS. Perform in accordance with its terms every contract, agreement, obligation or other arrangement to which Borrower is a party or by which it or any of its property is bound including, without limiting the generality of the foregoing, Government Contracts, except to the extent that the contract or agreement is inconsistent with this Agreement. In the event that any default or performance deficiency occurs, Borrower shall notify the Lender promptly in writing. Borrower shall provide the Lender promptly with copies of any cure notices or stop work notices it may receive from the Government on any Government Contract and detail the proposed corrective action. Borrower shall provide the Lender promptly with copies of any cure notices or stop work notices it may receive from the Government on any Government Contract and detail the proposed corrective action.

     6.8 COMPLIANCE WITH LAWS. Comply with all applicable laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower. Without limiting the generality of the foregoing, Borrower shall: (1) comply strictly and in all respects with all Environmental Laws affecting the Borrower or its property; (2) promptly forward to the Lender copies of all orders, notices, permits, applications or other communications and reports finding or alleging that Borrower or its property does not comply with any of the Environmental Laws; (3) promptly provide a proposed response action, or plan with respect to any failure to comply with Environmental Laws; and (4) defend the Lender, indemnify the Lender, and hold the Lender harmless from and against any claims, demands, suits, actions, judgements, decrees, losses or damages, including attorneys' fees, arising out of the failure of Borrower of any of its properties to comply with any of the Environmental Laws. To the extent that Federal or state laws, rules, regulations or orders establish requirements which relate to the disposition of property, compliance by Lender with such laws, rules or regulations in any disposition or sale of the Collateral shall not be deemed to adversely effect the commercially reasonableness of any such sale or disposition, or otherwise render the sale or disposition commercially unreasonable.

     6.9 BOOKS AND RECORDS. Keep and maintain at its chief executive offices adequate and proper records and books of account, in which complete entries are made in accordance with GAAP, consistently applied, and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

     6.10 ACCESS TO BORROWER'S PROPERTIES, BOOKS AND RECORDS. Permit the Lender and any agents or representatives thereof to visit and inspect the Borrower's properties to examine and make abstracts from any of Borrower's books and records at any and all reasonable times and as often as the Lender or such agents or representatives may desire, and to discuss the business, operations, properties and condition (financial and otherwise) of Borrower with any of the officers, directors, agents or representatives (including without limitation, the independent certified public accountants) of Borrower. In addition to having the right to perform field audits of the Borrower's books and records, Lender shall have the right, but not the obligation, to contact the contracting officer under any Government Contract directly to determine Borrower's contract performance status on the Government Contract.

     6.11 FINANCIAL AND OTHER STATEMENTS. Furnish to the Lender the following statements, which must be satisfactory to the Lender in form and substance, at the times and in the manner specified below:

     a. ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than ninety (90) days after the close of each of the Borrower's fiscal years, audited financial statements for that year, stating the Borrower's financial condition. The financial statements shall be prepared by an independent certified public accountant acceptable to Lender, in accordance with GAAP, consistently applied. The financial statements must be acceptable to Lender in form and substance, and shall contain such detail as Lender may require. The financial statements shall include a consolidated and consolidating balance sheet as of the end of such fiscal year, a profit and loss statement and a cash flow statement. Borrower shall also furnish to Lender projections (budgets) for the upcoming fiscal year, which projections shall include a balance sheet, profit and loss statement and cash flow statement. If the Borrower comprises a parent corporation and its subsidiaries, the financial statements shall state the financial condition of the parent corporation and those subsidiaries on a consolidated and consolidating basis.

     b. ANNUAL OPINION OF ACCOUNTANT. As soon as available but in no event more than ninety (90) days after the close of each of the

Borrower's fiscal years, an opinion of the independent certified public accountant who prepared the Borrower's annual financial statements. The opinion shall be acceptable to Lender in form and substance and shall contain no qualification that is unacceptable to Lender. The opinion shall state also whether the accountant's examination of the Borrower's financial condition has revealed the occurrence of an Event of Default or an event that would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if such an Event of Default or event has occurred, shall describe such Event of Default or event in detail satisfactory to Lender.

     c. MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

     d. QUARTERLY STATEMENTS AND CERTIFICATES. As soon as available but in no event more than forty-five (45) days after the close of each of the Borrower's fiscal quarters, the Borrower will provide unaudited financial statements which shall include a balance statement, profit and loss statement and cash flow statement;

     e. BORROWING BASE CERTIFICATES. Borrower shall submit a fully completed Borrowing Base Certificate not later than twenty (20) days after the end of each month, stating the Borrowing Base as of the last day of the preceding month. At Lender's request, the Borrower shall furnish to the Lender such schedules, certificates, lists, records, reports, information and documents to enable the Lender to verify the Borrowing Base.

     f. MONTHLY REPORTS. Borrower shall deliver to the Lender as soon as available, but not later than twenty (20) days after the end of each month, an accounts receivable aging schedule in intervals of not more than 30 days, with all supporting schedules and attachments.

     g. GOVERNMENT CONTRACT AUDITS. Provide written notice to Lender that Borrower has received the results of any and all audits by the Defense Contract Audit Agency, or any other government agency, conducted before the award of a contract, before the final payment on a contract, or at any other time, said notice to be delivered to Lender within thirty (30) days of Borrower's receipt of such audit results. Upon request by Lender, Borrower shall deliver all written results of such audits to Lender with ten (10) days of a request by Lender.

     h. ADDITIONAL REPORTS AND INFORMATION. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time request, including without limitation, independent auditor prepared management letters to be delivered to Lender promptly following Borrower's receipt of such letters.

     i. COMPLIANCE CERTIFICATE. With the Borrowing Base Certificates to be provided pursuant to this Agreement, Borrower shall deliver a certificate signed by a principal financial officer of the Borrower stating whether any Event of Default has occurred, or any event which, upon notice or lapse of time or both, would constitute an Event of Default. In addition, within forty five (45) days of the end of each of Borrower's fiscal quarters and within ninety (90) days of each of Borrower's fiscal year ends, Borrower shall deliver a certificate signed by a principal financial officer of the Borrower stating that Borrower is in full compliance with the terms and provisions of this Agreement and the Loan Documents and that no Event of Default has occurred, nor any event which upon notice or lapse of time or both, would constitute an Event of Default. At Lender's request, the Borrower shall furnish to the Lender such schedules, certificates, lists, records, reports, information and documents to enable the Lender to verify the Compliance Certificate.

     6.12 ACCOUNTS. Upon the creation of Accounts, or from time to time as the Lender may require, Borrower shall deliver to the Lender schedules of all outstanding Accounts. Such schedules shall be in form and detail satisfactory to the Lender, shall show the age of such Accounts in intervals not greater than thirty (30) days, and shall contain such other information and be accompanied by such supporting documents as the Lender may from time to time prescribe. Borrower also shall deliver to the Lender copies of Borrower's invoices, evidences of shipment or delivery and such other schedules and information as the Lender may reasonably require. The items to be provided under this Section are to be prepared and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral, and Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's security interest granted in the Accounts. Without limiting the generality of the foregoing, Borrower shall promptly notify the Lender when Borrower obtains any new Government Contract or Government Account for which Payments are to be specifically assigned to the Lender pursuant to this Agreement, and Borrower shall furnish to the Lender, upon request, a copy of each Government Contract of Borrower and a copy of each amendment thereto or modification thereof which changes the price of such contract or the amount funded to pay for such contract, except to the extent that furnishing such copies may be prohibited by government security regulations. Borrower shall use its best efforts and shall take any and all steps necessary to collect its Accounts, including without limitation, the filing and pursuit of legal action in furtherance of said collection efforts.

     6.13 COLLATERAL. Maintain all tangible Collateral in good condition; insure insurable Collateral for its full replacement cost under an insurance policy acceptable to Lender that names Lender as loss payee; execute, deliver and file, or cause the execution, delivery and filing of, any and all documents (including without limitation, financing statements, continuation statements or other writings or records), necessary or desirable for the Lender to create, perfect, preserve, validate or otherwise protect a first priority lien and security interest in the Collateral; maintain, or cause to be maintained, at all times, the Lender's first priority lien and security interest in the Collateral; immediately upon learning thereof, report to the Lender any reclamation, return or repossession of any goods forming a part of the Collateral and Real Estate Collateral, any claim or dispute asserted by any account debtor or other obligor owing an obligation to Borrower, and any other matters affecting the value or enforceability or collectibility of any of the Collateral and Real Estate Collateral; defend the Collateral and Real Estate Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the

Lender, and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including attorneys' fees and expenses), settle any and all claims, demands and disputes, and indemnify and protect the Lender against any liability, loss or expenses arising from any such claims, demands or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral and Real Estate Collateral; however, if the Lender shall so elect, the Lender shall have the right at all times to settle, compromise, adjust or litigate all claims and disputes directly with the Customer or other obligor owing an obligation to Borrower upon such terms and conditions as the Lender deems advisable, and all costs and expenses thereof (including attorneys' fees and expenses) shall be incurred for the account of Borrower and shall constitute a part of the obligations owed to the Lender and secured pursuant to this Agreement. The Borrower's Equipment, goods and other tangible personal property set forth in SCHEDULE 6.13 attached hereto and made a part hereof shall be kept and maintained at the locations set forth in said SCHEDULE 6.13; Borrower shall not relocate or move the Equipment, goods or other tangible personal property without the Lender's prior written consent, which shall not be unreasonably withheld. If Lender consents to the relocation of certain Equipment, goods or certain other tangible personal property, Borrower shall execute, and hereby authorizes the execution by Lender of, all documents, records or financing statements, and Borrower shall take such action as Lender may request, to assure that Lender's first priority security interest in the Equipment, goods or other tangible personal property continues to be perfected under the Uniform Commercial Code or other applicable laws.

     6.14 FINANCIAL COVENANTS. Maintain:

     a. TANGIBLE NET WORTH. A minimum Tangible Net Worth of Six Million and 00/100 Dollars ($6,000,000.00) at all times from the date of this Agreement.

     b. TOTAL LIABILITIES TO TANGIBLE NET WORTH. A ratio of Total Liabilities to Tangible Net Worth that does not exceed the following:

               1. At all times from the date of this Agreement through December 31, 2001, a ratio of 3.00 to 1.00;

               2. At all times from January 1, 2002 through December 31, 2002, a ratio of 2.50 to 1.00; and

               3. At all times from January 1, 2003 and thereafter, a ratio of
2.25 to 1.00.

     The Total Liabilities to Tangible Net Worth ration shall be measured at the end of each of Borrower's fiscal quarters, at the end of each of Borrower's fiscal years and at such other times as Lender may require as determined by Lender in its sole and absolute discretion.

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

     c. INTEREST COVERAGE RATIO. A minimum Interest Coverage Ratio of 2.0 to 1.0 to be measured at the end of each of Borrower's fiscal quarters, at the end of each of Borrower's fiscal years and at such other times as Lender may require as determined by Lender in its sole and absolute discretion.

     d. FUNDS FLOW COVERAGE RATIO. A Funds Flow Coverage Ratio of not less than
1.5 to 1.0 at all times. This ratio shall be tested on a rolling four-quarters basis at the end of each of Borrower's fiscal quarters, at the end of each of Borrower's fiscal years and at such other times as Lender may require as determined by Lender in its sole and absolute discretion

Compliance with financial covenants above will be measured on a rolling four quarter basis. Unless otherwise expressly provided in this Agreement, if the Borrower comprises a parent corporation and its subsidiaries, the covenants herein relating to the financial condition of the Borrower refer to the financial condition of the parent corporation and those subsidiaries stated on a consolidated and consolidating basis.

     6.15 NOTICE OF LITIGATION, DEFAULT AND LOSS. Give immediate notice to the Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default, and of any loss or damage to any of the Collateral. Borrower also shall give immediate notice to the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which, if adversely determined, could materially impair or affect the right of Borrower to carry on its business substantially as now conducted or could materially affect its respective business, operations, prospects, properties, assets (including the Collateral) or condition, financial or otherwise. Immediately upon becoming aware that the holder of any Debt or Encumbrance has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice shall be given by Borrower to Lender specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto.

     6.16 PROXY STATEMENTS, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         6.17 ERISA. Give prompt notice to Lender of any of the following: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower, any of its subsidiaries or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of

ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its subsidiaries or ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a material adverse effect on the Borrower's financial condition; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Borrower with respect thereto. Promptly upon request, the Borrower shall furnish to Lender such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA). Such notice shall be given in any event within five (5) business days after the occurrence of any event that Borrower is required to report to Lender under this clause.

     6.18 PLACE OF BUSINESS; LOCATION OF RECORDS. Each of the Persons comprised by the term Borrower shall maintain its chief executive office, and the office where its records are kept, at its respective address stated in SCHEDULE 5.1-1 attached hereto and made a part hereof. The Borrower shall provide Lender with fourteen (14) days' advance written notice of any change in the location of its chief executive office or the office at which its records are kept.

     6.19 PAYMENTS TO BORROWER. If Borrower has assigned Payments under any Government Contract to the Lender, remit to the Lender promptly any Payments erroneously sent directly to Borrower by the Government, and until so remitted, hold those Payments in trust for the Lender.

     6.20 DEPOSITORY ACCOUNTS. Maintain primary operating and depository accounts with Lender, including, without limitation, the Operating Account.

     ARTICLE 7. BORROWER'S NEGATIVE COVENANTS.

     Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing:

     7.1 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. Contract for any additional Debt; or agree to assume, guarantee, indorse or otherwise in any way be or become responsible or liable, directly or indirectly, for the obligation of any other Person. However, notwithstanding the foregoing sentence, Borrower may incur trade debt in the ordinary course of business.

     7.2 ENCUMBRANCES. Create, incur, assume or suffer to exist any Encumbrance upon any of its properties or assets (including without limitation, the Collateral), whether now owned or hereafter acquired.

     7.3 FUNDAMENTAL CHANGES. Amend its Articles or Certificate of Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby; change its state of incorporation; change its fiscal year, corporate name or key management; have management of Borrower directly or indirectly sell, assign, transfer, encumber or otherwise convey more than five percent (5%) of the stock in the Borrower owned by Borrower's management; convert its organizational form into another entity form or establish any new entity to perform the business or similar business of Borrower; reorganize, consolidate or merge with any other entity, whether in one transaction or a series of related transactions.

     7.4 ACQUISITIONS. Purchase, lease or otherwise acquire the assets, business, goodwill or securities of any other Person, including, without limitation, shares of stock in corporations, partnership interests in general or limited partnerships or membership interests in limited liability companies, or acquire any other business, except that Borrower may own notes and other receivables owned in the ordinary course of business.

     7.5 TRANSFER OF ASSETS. Sell, lease, assign, pledge or otherwise dispose of any of its properties, stock or assets (including without limitation, the Collateral), whether now owned or hereafter acquired, except in the ordinary course of business and for fair market value; provided, that Borrower may sell any of its properties, stock or assets which are not part of the Collateral subject to (a) each such sale being conducted in the ordinary course of business, for fair market value, (b) each such sale being of property having a fair market value of no more than $100,000.00, and (c) all sales for any given fiscal year of Borrower being not b in excess of $500,000, in the aggregate.

     7.6 INVESTMENTS. Purchase or hold any stock, or evidence of indebtedness of any other Person or entity except (a) investments in direct obligations of the United States Government, repurchase agreements, mutual funds or certificates of deposit of United States commercial banks insured by the Federal Deposit Insurance Corporation, or (b) notes evidencing the indebtedness of loans to employees which do not exceed $150,000 in the aggregate.

     7.7 LOANS. Make loans or advances to any Person or Persons that exceed in the aggregate the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) outstanding at any time, except reasonable advances for business expenses of Borrower's employees that would be reimbursable under Borrower's existing expense reimbursement policy.

     7.8 GUARANTY. Guaranty or provide surety or pledge or hypothecate assets for the obligation of any other Person or Persons.

     7.9 REPURCHASE OF SECURITIES. Purchase, redeem or otherwise acquire any of its own capital stock or purchase, acquire, redeem, retire or make any payment on account of the principal of any indebtedness of Borrower, except at the stated maturity of such indebtedness, and except payments of indebtedness incurred under this Agreement.

     7.10 USE OF PROCEEDS. Use, or allow the use of, the proceeds of the Revolving Loan for any purpose which would cause this Agreement to violate any Regulations of the Board of Governors of the Federal Reserve System; or for any purpose other than the purposes or purposes specified hereinabove.

     7.11 OTHER AGREEMENTS. Enter into any agreement or undertaking containing any provision which would be violated or breached by Borrower's performance of its obligations under the Loan Documents.

     7.12 SALE AND LEASEBACK. Enter into any arrangement whereby Borrower sells or transfers all or any substantial part of its fixed assets then owned by it and thereupon, or within one (1) year thereafter, rents or leases the assets so sold or transferred from the purchaser or transferor (or their respective successors in interest). A substantial part of Borrower's fixed assets shall mean the sale of (a) more than One Hundred Thousand and 00/100 Dollars ($100,000.00) of Borrower's fixed assets at any one time or in any one or more related transactions or (b) more than Five Hundred Thousand and 00/100 Dollars ($500,000.00) of Borrower's fixed assets in any fiscal year of Borrower.

     7.13 CAPITAL EXPENDITURES. Make capital expenditures in excess of Two Million and 00/100 Dollars ($2,000,000.00) in any fiscal year of Borrower.

     7.14 DIVIDENDS. Declare or pay dividends on account of any class of stock in the Borrower, or make any distribution of assets to Borrower's stockholders, whether in cash, assets or obligations of Borrower.

     7.15 TRANSACTIONS WITH AFFILIATES. Except as specifically permitted by the terms of this Agreement, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

     ARTICLE 8. COLLECTION, DEPOSIT AND ASSIGNMENT OF PAYMENTS.

     8.1 CASH COLLATERAL ACCOUNT. Upon request of Lender, Borrower shall cause all Payments to be deposited into the Cash Collateral Account. In furtherance of this covenant, Borrower shall instruct all Customers to make all Payments either by electronic funds transfer directly to the Cash Collateral Account or by check to a post office box or other collection facility under Lender's control for deposit into the Cash Collateral Account. If any Payments are made directly to the Borrower or otherwise come into the Borrower's possession, the Borrower shall not commingle any such Payment with the Borrower's other funds or property, but shall hold the Payment separate and apart in trust for the Lender and shall promptly deliver the Payment to the Lender (appropriately endorsed, if the Payment is in the form of a check) for deposit into the Cash Collateral
Account. Interest (if any) earned on sums on deposit in the Cash Collateral Account shall be added to the Cash Collateral Account. The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to endorse and sign the name of the Borrower on all checks, drafts, money orders or other Items delivered to the Lender for deposit into the Cash Collateral Account. The Cash Collateral Account shall constitute part of the Collateral, and funds on deposit in the Cash Collateral Account shall be disbursed to the Borrower only by a disbursement to the Operating Account as provided hereafter in this Agreement.

     8.2 RELEASE OF FUNDS FROM CASH COLLATERAL ACCOUNT. Except as otherwise may be agreed in writing by Borrower and Lender, if no Event of Default has occurred and remains uncured, and there exists no event, occurrence or circumstance that, with the giving of notice or the passage of time or both, would constitute an Event of Default, funds on deposit in the Cash Collateral Account shall be withdrawn by the Lender on the Business Day next following the day on which the Lender considers such funds to be collected funds, and shall be applied as follows:

          a. late charges under the Revolving Note or Term Notes in such order as Lender may determine;

          b. reimbursement of any amounts advanced by the Lender and not repaid to cure defaults by the Borrower;

          c. any unpaid fees due and payable under the Agreement;

          d. accrued interest due and payable under the Revolving Note;

          e. any payment due under the Term Notes;

          f. unpaid principal indebtedness under the Revolving Note;

          g. at Lender's option, principal indebtedness under the Term Notes not yet due and payable; and

          h. the balance, if any, by deposit to the Operating Account.

However, if an Event of Default has occurred and remains uncured, Payments received by Lender shall be applied as the Lender may determine in its sole discretion. Borrower retains sole responsibility for assuring that Borrower's Operating Account contains sufficient funds to pay any Items that may be presented for payment from the Operating Account.

     ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES.

     9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

     a. Borrower shall fail to pay, when due, any sum payable under the Revolving Note or the Term Notes, and such failure shall continue for three (3) Business Days after Lender has sent Borrower written notice of the nonpayment; or

     b. any representation or warranty made by or on behalf of Borrower herein or in any of the other Loan Documents which, in the Lender's judgment, shall prove to have been materially incorrect or misleading or breached in any respect on or as of any date as of which made; or

     c. Borrower fails to make timely payment of any amount owed by the Borrower under the Swap Agreement or otherwise to perform its obligations under the Swap Agreement at the time and in the manner required by the Swap Agreement; or

     d. a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency or similar law now or hereafter in effect, or a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered, or any action by any creditor (other than the Lender) of Borrower preparatory to or for the purpose of commencing any such involuntary case, appointment, winding up or liquidation shall be taken, and such proceeding shall not have been dismissed within thirty
(30) days after the date it commenced; or

     e. Borrower shall commence a voluntary case under any bankruptcy, insolvency or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or

     f. there shall be a default or event of default under any indebtedness or obligation of Borrower to any third party in excess of Fifty Thousand and 00/100 ($50,000.00) for a single third party or in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the
aggregate, that causes that third party to declare such indebtedness or other obligation due prior to its scheduled date of maturity; or

     g. one or more judgments or decrees in an amount of more than Fifty Thousand and 00/100 Dollars ($50,000.00) for any one judgment or in the amount of more than One Hundred Thousand and 00/100 Dollars ($100,000.00) for judgments in the aggregate shall be entered against Borrower (not paid or fully covered by insurance) and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, or any attachment or garnishment shall be issued against Borrower or Borrower's property which is for an amount in excess of Fifty Thousand and 00/100 Dollars ($50,000.00); or

     h. any material change in the business, operations, property, assets or condition (financial or otherwise) of Borrower shall occur which adversely affects the ability of Borrower to meet and carry out its obligations under this Agreement or any of the other Loan Documents or to perform the transactions contemplated herein or thereby, the materiality of such change to be determined by the Lender in its sole discretion; or

     i. any investigative proceeding, audit or other action shall be initiated by or on behalf of any Customer, which is based upon a claim or contest with respect to any Government Contract or Government Account that, if adversely determined to the Borrower, would have a material adverse effect on the Borrower's financial condition, as determined by the Lender in its sole discretion; or

     j. the issuance to the Borrower of any cure notice, show-cause notice, or notice of whole or partial termination, for default or alleged default, under any contract which is either a Government Contract or is a subcontract (at any tier) which is related to a contract between a third party and the Government; or

     k. with respect to the Borrower, the occurrence of any debarment or suspension from contracting or subcontracting with the Government; or

     l. any material default by Borrower occurs under the terms of any Government Contract or any breach in Borrower's performance obligations occurs under any Government Contract; or

     m. any Government Contract is terminated for default; or

     n. any loss, theft, damage or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of the Lender, there is insufficient insurance coverage; or

     o. More than five percent (5%) of the total stock owned by Borrower's management and their family members is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender; or

     p. any of the following events or conditions shall occur: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan;
(2) a Termination Event shall occur with respect to a Single Employer Plan, which, in the Lender's opinion, is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which in the Lender's opinion, is likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Section 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or

     q. Borrower or Lender shall receive at any time while this Agreement or the other Loan Documents are in effect a search report from any person or entity searching the financing statement and other records of any Federal, state or local filing office or any other written evidence which indicates that the Lender's security interest is not a first priority perfected security interest against the Collateral, senior to all security and other interests reflected in such report or written evidence.

    r. Borrower or any other Person standing as a Guarantor for the Loans or providing security for the Loans shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document or in any other agreement (including, without limitation, any Swap Agreement) with the Lender or any of Lender's Affiliates to be observed or performed on its part and such default shall continue unremedied for a period of ten (10) Business Days after written notice of the existence of such default is given by Lender. The cure period described in this paragraph is inapplicable to the Events of Default listed in the paragraphs above.

If one of the foregoing events or circumstances occurs to which a cure period applies, Lender will not exercise its rights and remedies under this Agreement to collect the Loans except as Lender reasonably deems necessary to protect its interests in the Collateral, but Lender shall not be required to make any new Loans or other financial accommodations unless and until the default is timely cured under this Agreement. Notwithstanding anything in this Agreement to the contrary, any right to cure a default is applicable only to defaults for which a cure period has been provided, and only to the occurrence of a single default during any one calendar year period. Borrower shall have no right to cure more than one default in any one calendar year period, nor shall Borrower have the right at any time to cure any default for which no cure period has been provided.

     9.2 RIGHTS AND REMEDIES OF THE LENDER. Upon the occurrence of any Event of Default, the Lender may, at its option, exercise any one or more of the following rights and remedies:

     a. Declare this Agreement and the Lender's obligation to make or extend any Advances on the Revolving Loan or Term Loans to be terminated, and declare the entire unpaid principal amounts of the Revolving Loan and Term Loans, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable (except that upon the occurrence of an Event of Default arising out of voluntary or involuntary bankruptcy proceedings in which the Borrower is the debtor, such acceleration shall occur automatically and immediately without any declaration or other action on the part of the Lender) whereupon the Revolving Loan and Term Loans, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding;

     b. Take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Collateral in accordance with the remedies provided to secured parties under the Uniform Commercial Code, this Agreement, the Loan Documents or other applicable law. In taking possession of the Collateral, the Lender may enter the Borrower's premises and otherwise proceed without legal process, and the Borrower shall on the Lender's demand, promptly assemble and make the Collateral available to the Lender at a place designated by the Lender. The Lender shall be entitled to immediate possession of all books and records evidencing or pertaining to any of the Collateral. In the event of any sale or other disposition of the Collateral, Lender may disclaim any warranty relating to title, possession, quiet enjoyment or any other warranty of the like, including without limitation, any warranty of merchantability or fitness for a particular purpose.

     c. Notify any or all Customers to make any Payments due to Borrower from such Customers directly to the Lender and render performance to or for the benefit of Lender of any obligations of such Customer(s) to Borrower. To facilitate direct collection, Borrower hereby appoints the Lender and any officer or employee of the Lender, as the Lender may from time to time designate, as attorney-in-fact for Borrower to (i) receive, open and dispose of all mail addressed to Borrower and take therefrom any Payments on or proceeds of Accounts; (ii) take over Borrower's post office boxes or make such other arrangements, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender shall designate; (iii) endorse the name of Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Lender's possession; (iv) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Customer, to drafts against any Customer, to assignments of Accounts, and to notices to any Customer; and (v) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted under the Uniform Commercial Code of any appropriate state. Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Lender nor any other such attorney-in- fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact. This power, being coupled with an interest and given to secure an obligation, is irrevocable so long as the Revolving Loan or Term Loans remain unsatisfied, or any Loan Document remains effective, as solely determined by the Lender. Lender shall have no obligation or duty to pursue any Person other than Borrower for the amounts owing under or in connection with the Revolving Loan, Term Loans, this Agreement or the other Loan Documents, including without limitation any guarantors or Persons pledging property to secure the Loans. To the extent such rights may now or hereafter exist, Borrower waives the right to require Lender to pursue any Persons other than Borrower to pay the amounts owing under the Revolving Note, Term Notes, Loan Agreement or other Loan Documents;

     d. In the Lender's own name, or in the name of Borrower, demand, collect, receive, sue for and give receipts and releases for, any and all amounts due on Accounts, but the Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instrument received in payment thereof or for any damage resulting therefrom;

     e. Endorse as the agent of Borrower any Chattel Paper, documents or Instruments forming all or any part of the Collateral;

     f. Make formal application for the transfer of all of Borrower's permits, licenses, approvals, agreements and the like relating to the Collateral or the Real Estate Collateral or to Borrower's business to the Lender or to any assignee of the Lender or to any purchaser of any of the Collateral or the Real Estate Collateral;

     g. Obtain appointment of a receiver for all or any of the Collateral or the Real Estate Collateral, Borrower hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Lender is authorized to exercise by the Loan Documents, and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize;

     h. Take any other action which the Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral or the Real Estate Collateral;

     i. File any legal action or lawsuit and obtain a judgement for any and all amounts owing under the Revolving Note, the Terms Notes, this Agreement or the other Loan Documents, and in conjunction with any such action, Lender may pursue any ancillary remedies provided by law, including without limitation, attachment, garnishment, execution and levy.

     j. Borrower acknowledges that any failure to comply with its obligation regarding the Collateral, including (without limiting the generality of the foregoing) granting of Assignments and collection of the Accounts, shall cause irreparable harm to the Lender for which the Lender has no adequate remedy at law, and agrees that the Lender shall be entitled to specific performance, an injunction or other equitable relief to enforce the Borrower's obligations under this Agreement; and

     k. In addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Lender under other provisions of this Agreement, under any of the other Loan Documents, or provided by applicable law (including, without limiting the generality of the foregoing, the Uniform Commercial Code), including without limitation, generally enforcing any or all of Borrower's rights and remedies against any Customers; provided, that Lender shall be under no obligation to do so.

     9.3 APPLICATION OF PROCEEDS. Any proceeds from the collection or sale or other disposition of the Collateral shall be applied in the following order of priority:

          FIRST, to the payment of all expenses of retaking, holding, preparing for disposition, processing, collecting, storing, leasing, operating, managing, selling or disposing of the Collateral, and to the payment of all sums which the Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon such Collateral or any part thereof, and of all other payments which the Lender may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case legal costs and attorneys' fees and expenses);

          SECOND, to the payment of all obligations on the Revolving Loan or Term Loans under this Agreement, and under the other Loan Documents, and to the payment of any other obligations due to the Lender, in such order as the Lender may determine in its sole discretion; and

          THIRD, if required by the UCC or other applicable law, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Collateral or as otherwise directed by a court of competent jurisdiction; and

          FOURTH, to the payment of any surplus then remaining to Borrower; provided that Borrower shall be liable for any deficiency if the proceeds of the Collateral are insufficient to satisfy all obligations due to the Lender.

     9.4 COLLECTION/ENFORCEMENT COSTS. Borrower shall pay all costs and expenses incurred by Lender in connection with the enforcement of its rights under this Agreement and the other Loan Documents, including without limitation, legal costs and attorneys' fees (whether or not suit is instituted), paralegal and expert witness fees and costs, and arbitration fees and costs, and in connection with the collection of any sums from Borrower.

     ARTICLE 10. MISCELLANEOUS PROVISIONS.

     10.1 ADDITIONAL ACTIONS AND DOCUMENTS. Borrower shall take or cause to be taken such further actions, shall execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Lender may reasonably request in order fully to effectuate the purposes, terms and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder, including without limitation, executing such documents and taking such further actions as requested by Lender to evidence or perfect the security interest(s) granted in accordance with this Agreement, to maintain a first priority security interest in the Collateral for the benefit of Lender, or to effectuate the rights of Lender hereunder.

     10.2 EXPENSES. Borrower shall, whether or not the transactions contemplated hereby are consummated, (i) reimburse the Lender and save the Lender harmless against liability for the payment of all out-of-pocket expenses arising in connection with: (a) the preparation, execution, delivery or filing of this Agreement or any of the Loan Documents; or (b) the administration or enforcement of this Agreement or any of the Loan Documents; or (c) the preservation or exercise of any rights (including the right to collect and dispose of the Collateral) under this Agreement or any of the other Loan Documents; and (ii) pay and hold the Lender and each subsequent holder of the Note harmless from and against, any and all present and future stamp taxes or similar document taxes or recording taxes and any and all charges with respect to or resulting from any delay in paying, or failure to pay, such taxes. Without limiting the generality of the foregoing, the expenses covered by this paragraph include the Lender's legal fees, the costs of audits or examinations conducted by the Lender's employees and any arbitration fees or court costs.

     10.3 NOTICES. Except as may otherwise be provide herein, all notices, demands, requests or other communications provided for herein or in the other Loan Documents shall be in writing and shall be deemed to be effective one (1) day after dispatch if sent by Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested and addressed as follows:

If to Borrower:

On-Site Sourcing, Inc.
1111 North Nineteenth Street, 6th Floor
Arlington, Virginia 22209
Attention: Christopher J. Weiler, President and Chief Executive Officer

If to Lender:

First Union National Bank
Portfolio Management
1970 Chain Bridge Road
McLean, VA 22102
Attention:  Monica Sevila, Vice President

With copy to:

Joseph P. Corish
Bean, Kinney & Korman, P.C.
2000 N. 14th Street, Suite 100
Arlington, Virginia 22201

If the Borrower comprises more than one Person, notice to the Borrower at the address specified above in this section for On-Site Sourcing, Inc. shall constitute notice to all such Persons, and each Person signing below as the Borrower hereby irrevocably appoints On-Site Sourcing, Inc. as that Person's agent to receive notices from the Lender under this Agreement or the other Loan Documents.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication thereafter may be so given, served or sent. Each notice, demand, request or communication which is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered: (i) to the United States Postal Service, in the case of a notice given by certified mail; (ii) to Federal Express or any other commercially recognized overnight delivery service, in accordance with the terms and procedures for such delivery.

Any notices required under the Uniform Commercial Code with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Lender to the Persons entitled thereto at their last known address at least ten (10) days prior to disposition of the Collateral.

     10.4 SEVERABILITY. If fulfillment of any provision of the Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in any Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

     10.5 SURVIVAL. It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all Advances and extensions of credit thereunder.

     10.6 WAIVERS. No waiver by the Lender of, or consent by the Lender to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

     10.7 RIGHTS CUMULATIVE. The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender or the then holder of the Revolving Note or Term Notes otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.

     10.8 ENTIRE AGREEMENT; MODIFICATION; BENEFIT. This Agreement, the Schedules hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; however, Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. In the event of any conflict between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

     10.9 SETOFF. In addition to any rights or remedies of the Lender provided by law, upon the occurrence of any Event of Default hereunder, or any event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder, the Lender is irrevocably authorized, at any time or times without prior notice to Borrower, to set off, appropriate and apply any and all deposits, credits, indebtedness or claims at any time held or owing by the Lender to or for the credit or the account of Borrower, in such amounts as the Lender may elect, against and on account of the obligations and liabilities of Borrower to the Lender hereunder or under any of the other Loan Documents, whether or not the Lender has made any demand for payment, and although such obligations and liabilities may be contingent or unmatured.

     10.10 CONSTRUCTION. This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof) except to the extent that the UCC provides for (a) the application of the laws of the state in which Borrower maintains its chief executive office, (b) the application of the laws of the state in which the collateral is located, (c) the application of the laws of the state in which the Borrower is located, or (d) otherwise mandates the application of the laws of another state or jurisdiction. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

     10.11 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

     10.12 HEADINGS. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     10.13 PAYMENTS. If any payment or performance of any of the obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension.

     10.14 EXECUTION. To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

     10.15 CONSENT TO JURISDICTION. Subject to any provision of this Agreement requiring that disputes be submitted to arbitration, the Borrower irrevocably consents to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Agreement or the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court, or any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower.

     10.16 SERVICE OF PROCESS. The Borrower consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower's address specified in or designated in this Agreement. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     10.17 ASSIGNMENT; SALE OF LOAN DOCUMENTS; DISCLOSURE OF INFORMATION. Borrower hereby consents to and agrees that Lender may disclose to any Person any and all information connected with or related to the Revolving Loan , Term Loans or other Loan Documents for the purpose of selling or assigning any rights of Lender in the Loan Documents. The information which may be disclosed by Lender includes but is not limited to all Loan Documents, credit files and correspondence files and all other writings and oral communications which Lender wishes to disclose, in its sole and absolute discretion. Borrower also hereby consents to and agrees that Lender may sell or assign any rights of Lender in any or all of the Loan Documents pursuant to such terms and conditions as may be acceptable to Lender in its sole and absolute discretion, to any interested Person, and nothing in this Agreement or the other Loan Documents shall prevent, delay or otherwise impede or effect the right of Lender to immediately sell or assign any rights of Lender in the Loan Documents on such terms as it deems acceptable. Furthermore, Borrower waives and agrees not to assert against any Person assigned any rights of Lender in the Loan Documents any claims, defenses or set-offs which Borrower may have been entitled to assert against Lender, except such defenses which may not be waived by operation of law.

Borrower shall not be entitled to assign its interest in this Agreement without the prior written consent of Lender, and any such attempt of Borrower to assign its interest without the prior written consent of Lender shall be null and void.

     10.18 WAIVER OF JURY TRIAL. BORROWER AND THE LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LITIGATION BETWEEN THE LENDER AND BORROWER ARISING OUT OF THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY OR WITH RESPECT TO THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWER AND LENDER. THE PARTIES MAKE THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY FOR THE PURPOSE OF EXPEDITING THE RESOLUTION OF ANY DISPUTES THAT MAY ARISE BETWEEN THEM AND REDUCING THE COST OF RESOLVING SUCH DISPUTES. THE PARTIES WARRANT AND REPRESENT TO EACH OTHER THAT EACH OF THEM HAS BEEN ADVISED BY INDEPENDENT LEGAL COUNSEL OF THE CONSEQUENCES OF THIS WAIVER PRIOR TO SIGNING THIS AGREEMENT.

     10.19 ARBITRATION. UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS BETWEEN PARTIES HERETO (A "DISPUTE") SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, A DISPUTE AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, OR CLAIMS ARISING FROM DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO SWAP AGREEMENTS. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN THE CITY OR COUNTY WHERE THE LENDER'S OFFICE, AS FIRST STATED ABOVE, IS LOCATED, OR AT SUCH OTHER PLACE AS THE PARTIES MAY IN WRITING AGREE. A HEARING SHALL BEGIN WITHIN 90 DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL CONCLUDE WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN FOR NO MORE THAN A TOTAL OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51, ET SEQ., OF THE ARBITRATION RULES SHALL APPLY TO DISPUTES IN WHICH THE CLAIM IS LESS THAN $1,000,000.00. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE APPLICABLE FEDERAL OR STATE SUBSTANTIVE LAW EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE WITHOUT DIMINUTION, CERTAIN REMEDIES THAT ANY PARTY MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. THE PARTIES SHALL HAVE

THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (1) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (2) ALL RIGHTS OF SELF HELP, INCLUDING WITHOUT LIMITATION, PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SETOFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (3) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (4) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO ANY PARTY'S ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. THE PARTIES AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST OTHER PARTIES IN ANY DISPUTE, AND THEY HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY NOW HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                        ON-SITE SOURCING, INC., a Delaware corporation

                        By:
                           ------------------------------
                             Jason Parikh
                             Chief Financial Officer

                        FIRST UNION NATIONAL BANK

                        By:
                           ------------------------------
                             Monica Sevila
                             Vice President

State of Virginia                   )
County of ______________            ) To Wit:

     Acknowledged before me by ________________________________ as
___________________ of On-Site Sourcing, Inc., a Delaware corporation, this ___ day of May___, 2001.

[SEAL]                                               ---------------------------
                                                     Notary Public

My commission expires: ___________________________

                CONSENT OF NORTH HENRY STREET REALTY COMPANY, LLC
                 TO AMENDMENT AND RESTATEMENT OF LOAN DOCUMENTS

     North Henry Street Realty Company, LLC, a Delaware limited liability company ("North Henry"), the grantor under that certain Deed of Trust, Assignment of Rents and Security Agreement dated as of November 15, 2000 (the "Deed of Trust"), provided for the benefit of First Union National Bank ("First Union") to secure, among other things, that Commercial Note executed and made payable by On-Site Sourcing, Inc., a Delaware corporation and North Henry to First Union in the original principal amount of Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00), does hereby acknowledge, consent and agree to the annexed Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement (the "Amended and Restated Loan Agreement"), and all documents executed in connection with the Amended and Restated Loan Agreement, including without limitation, that certain Amended and Restated Revolving Note executed by On-Site of even date herewith (the "Amended and Restated Note"), and North Henry represents, warrants, affirms and agrees that the Amended and Restated Loan Agreement constitutes a "Loan Agreement", as defined in the Deed of Trust.

                        NORTH HENRY STREET REALTY COMPANY,
                        LLC, a Delaware limited liability company, by ON-

                        SITE SOURCING, INC., a Delaware corporation, as its sole manager and sole member


                                       By:
                                          ------------------------------[SEAL]
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

State of Virginia                   )
County of ______________            ) To Wit:

     Acknowledged before me by ________________________________ as
___________________ of On-Site Sourcing, Inc., a Delaware corporation, as the sole manager and member of North Henry Street Realty Company, LLC, a Delaware limited liability company this ___ day of May, 2001.

[SEAL]                                               ---------------------------
                                                     Notary Public

My commission expires: ___________________________

                                  SCHEDULE 1.1
                                  ------------

                           BORROWING BASE CERTIFICATE


First Union National Bank                                                         Report No.           1
-------------------------                   Billed Government        Eligible      DATE                2
                                                                    Commercial
                                                                                 -------------------------
                                               Receivables          Receivables          OTHER      TOTALS
                                               -----------          -----------          -----      ------
Billed receivables per last certificate              3
                                               ------------------------------------------------
(+) New billed receivables                           4
                                               ------------------------------------------------
(-) Credit memos/Returns                             5
                                               ------------------------------------------------
(+) Miscellaneous debits                             6
                                               ------------------------------------------------
(-) Miscellaneous credits                            7
                                               ------------------------------------------------
(-) Receivables collected                            8
                                               ------------------------------------------------
(-) Discounts                                        9
                                               ------------------------------------------------
Total Net Receivables                               10
                                               ------------------------------------------------
Less:

                                               -----------------------------------------------------------
(-) Over 90 day receivables                         11
                                               -----------------------------------------------------------
(-) Escrow receivables                              12
                                               -----------------------------------------------------------
(-) Bonded receivables                              12
                                               -----------------------------------------------------------
(-) At-Risk, final close-outs                       12
                                               -----------------------------------------------------------
(-) Other:                                          12
                                               -----------------------------------------------------------
Eligible Billed Receivables                         13
                                               -----------------------------------------------------------
Loan Limits (for each receivables                   13(a)     Lesser of            Lesser of      Lesser of
group)
                                    CAP=                                                $0             $0
                                     OR             13(b)         0%         0%          0%             0%
                                               -----------------------------------------------------------
Borrowing Bases                                     14
                                               -----------------------------------------------------------
Gross  Borrowing Base                               15
                                               ---------------
Less: Reserves/ Letters of Credit                   16
                                               ---------------
TOTAL NET BORROWING BASE                            17
                                               ---------------
MAXIMUM LOAN AMOUNT                                 18             Existing Loan Balance per Last      19
                                                                                      Certificate
                                               ---------------                                    -------
(Lesser of Total Net Borrowing Base or                                                   Payments      20
                                                                                                  -------

$______________)                                                                  Advance Request      21
                                                                                                  -------
                                                                  New Loan Balance (after Advance      22
                                                                                           Req'd)
                                                                                                  -------
                                                                  Net Availability (after Advance      23
                                                                                                  -------
                                                                                            Req'd)

                                  CERTIFICATION
Re: Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement (the "Agreement") dated 24 between the Borrower and Lender. Capitalized terms used in this Certificate and not defined herein are defined in the Agreement. I do hereby certify to the Lender, that I am familiar with the terms of the Agreement. A current review of the activities of the Borrower has been made to determine compliance by the Borrower with its obligations under the Agreement and the continuing validity of the representations and warranties of the Borrower contained in the Agreement. This review has included, if necessary, interviews with officers and employees of the Borrower whose duties require them to have personal knowledge of certifications made herein. My analysis of the books and records of the Borrower reveals the information set forth in the table above, upon which you are authorized to rely. All representations and warranties in the Agreement and the other Loan Documents are true and correct with the same force and effect as though such representations and warranties had been made on the date of this Certification. The Borrower is in compliance with all terms and provisions of the Agreement and other Loan Documents, and no default or event of default exists under the Loan Documents, and no condition, event or act that, with the passage of time or giving or notice or both, would constitute an event of default under the Loan Documents exists. Borrower requests an advance in accordance with the Agreement and other Loan Documents in the amount of 25 as set forth above.

                                  BORROWER'S NAME           26
                                  By:           27
                                     --------------------------------
                                  Name:
                                        -----------------------------
                                  Title:
                                        -----------------------------

                                 SCHEDULE 5.1-1

                            [ATTACH SCHEDULE(S) HERE]

                                  SCHEDULE 5.4

                         LITIGATION AND CLAIMS SCHEDULE
                 (Description of Litigation and Amount Claimed)

                                      NONE

                                  SCHEDULE 6.13

                 EQUIPMENT AND OTHER PROPERTY LIST AND LOCATION